Exhibit 99.1
Presentation Materials

SALISBURY BANCORP, INC.

Annual Meeting of
Shareholders

May 16, 2007

Challenges facing Community Banks

Net interest margin compression

Technological competition

Compliance burden

Need to be efficient

The Efficiency Compromise

Personal, Caring and Friendly

Electronic and Impersonal

Salisbury Bank

Personal, Caring and Friendly Service

Enhanced Customer Convenience
Prudent Growth, Efficient Management

Enhanced Shareholder Value

Salisbury Trust

High Quality Wealth Management and
Trust Service to Expanding Customer Base

Positive Trends in Key Demographic
Segments

Salisbury Trust

Focus on Creating and Delivering High
Customer Value and Building Long Term
Relationships

Strategic Partnerships:
Manager of Managers

Salisbury Bank - Relationships

Business Development
Marketing

Berkshire County
Dutchess County, Dover Plains

Salisbury Bank – Branding and Positioning

A life-stage financial partner – building long-term
relationships

A full-service, local, independent financial institution

A trusted financial advisor, consultant and partner

A source for your financial empowerment

Your community bank – in your community

Focused completely on you

SALISBURY BANK

enriching.

SALISBURY TRUST

WEALTH ADVISORY SERVICES

enriching.

Enriching.

Salisbury Bank enriches the lives of
our customers, our community, our
employees and even our
environment in everything we do.

Providing value to our customers

Convenience

Service

Custom-designed solutions

One customer at a time

No matter what – we get it done!

SALISBURY BANK | enriching.

Happy Employees
Happy Customers
Happy Shareholders

Excellence then, is not an act,
but a habit at Salisbury Bank.

Salisbury Bank has the resources
to leverage our efficiencies
through prudent acquisitions or to
benefit from consolidations.

Lending 2006

1,135 Loans closed

$86,435,633

Footings increased 11.27%

Trust and Wealth Advisory Services 2006

Gross revenues nearly $2 million

Up $409,189 or 26% over 2005

2007 continuing progress

We enrich our…
customers’ lives,
our community,
our employees,
our environment.

2007 Annual Shareholders Meeting - Remarks from the Chief Executive Officer

Today I would like to take a few minutes to discuss the challenges facing community banks and how Salisbury Bank is meeting those challenges and building value for shareholders. Along with the challenges posed by the current interest rate environment and its resulting compression of net interest margins, community banks must bear the costs of technological competition and the heavy burden of compliance costs in highly regulated industry. These challenges require community banks to find efficient ways to deliver products and services without compromising the characteristics which distinguish us in the eyes of our customers.

For many banks, the need to be efficient has meant that other important values have been compromised. For such banks, “personal”, “caring” and “friendly” have been replaced by “electronic” and “impersonal.” A significant problem faced by community banks is that we offer similar products and services and deliver them though similar channels. Service, convenience and price are important factors to customers. At Salisbury Bank, we strive to achieve efficiencies, without compromising those community bank values and services which distinguish us from the rest.

I believe Salisbury Bank is well positioned and have the resources to continue to provide financial services profitably and build market share in the tri-state area. I see no reason why we should not continue to build value for our shareholders as we enhance convenience for our customers through a strategy of prudent growth and efficient management. I have a deep appreciation for the energy and imagination of our officers and employees, for their genuine desire to contribute to the growth, well being, and prosperity of the communities that we serve. We are proud that we make a positive difference in the communities we serve in the tri-state area. We have the ability and the commitment to continue to make a positive contribution while building value for our shareholders.

Another key to our continued success is our ability to offer high quality wealth management and trust services to our expanding customer base. A significant strength in our markets is the strong demographics for wealth advisory opportunities. Statistics for Connecticut indicate a 17% growth rate in the next five years for people aged 55 – 64. For people between the ages of 65 - 74 the growth rate is 25%. These people are, and have been, “savers.” They have accumulated wealth and many of them own real property in our market and/or retire to our area. Salisbury Bank has the infrastructure in place to address the needs of this segment of clients and potential clients. We will continue to develop and execute strategies to “earn the business”, not only in the wealth advisory arena, but throughout the entire bank.

Our business is focused on creating and delivering high customer value. We continue to focus on building long term relationships. In our Trust and Wealth Advisory Services division for example, in addition to trust services and estate settlement, that means investment management, financial planning, and retirement services. We are providing value to our clients by using an “advice based” business model, shifting away from a reliance on transactional relationships. We work with strategic partners such as Bradley, Foster & Sargent to build our “manager of managers” approach to investment management. The new relationship model is built around advice capabilities, with a generalist financial advisor acting as relationship manager, employing a financial planning-based approach. We are currently in the process of forming a strategic relationship with a wealth management consultant that will provide a separately managed account and mutual fund allocation platform. This relationship will assist us by offering access to investment managers in specialty asset classes, as well as a comprehensive mutual fund asset allocation program.

In order for Salisbury Bank to build profitability, we must continue to build relationships with new customers. To this end, we have recently created a Business Development department as well as a Marketing department. Two objectives of these departments are to focus on business opportunities along the Route 22 corridor in New York state as well as lower Berkshire County in Massachusetts.

Our new branch in Dover Plains, New York will provide us with a physical presence in a centrally located Dutchess County, New York community. Geographically, our new branch is located in a high traffic area and will be convenient for many businesses, households and commuters along the Route 22 corridor.

We already have a nucleus of customers from the Dover area. We are confident that we can build on that nucleus. Our new branch will be located in the Dover Village plaza, diagonally across from the post office and adjacent to a new Dunkin Donuts facility. It will be a state of the art facility staffed with employees who live locally and led by a seasoned achiever who has a strong following in the Dover area. The office will be of sufficient size to accommodate full retail banking and offer service to wealth advisory clients as well. With Dover as a starting point, we will be exploring the suitability of other retail branches in New York State.

During the first quarter of 2007, our senior management team embarked upon a program to develop a Branding Position and Program for our Bank. We asked our customers and ourselves what key benefits we offered to our target audiences. Then, we focused on who we are in terms that are meaningful to our target audiences and why they should trust that we can deliver on our promise. We condensed our research to six bullet points:

1.) A life-stage financial partner - building long term relationships.
2.) A full-service, local, independent financial institution.
3.) A trusted financial advisor, consultant and partner.
4.) A source for your financial empowerment.
5.) Your community bank - in your community.
6.) Focused completely on you.

To communicate our strengths and commitment, our marketing firm created a branding program that encompasses who we really are:

SALISBURY BANK - ENRICHING

You will soon see this new simple tag word branding program in all of our advertising and marketing communications. This single word, which means, “to make rich or richer: to make fuller, more meaningful, or more rewarding; to add to the beauty or character of,” simply states who we are and what we do: A community-driven, forward-thinking, full-service bank that understands our customers needs and offers all of the products and services they’ll need to enrich every stage of their life.

Everyone at Salisbury Bank believes that we enrich the lives of our customers, our community, our employees and even our environment in everything that we do. We are currently in the process of forming a “Green Team” - a group of employees committed to creating ways for Salisbury Bank to become more environmentally conscious.

Banking must be convenient for our customers. Our commitment is to provide value for our customers by providing the best customer service. “Customer Service” is a term used quite a bit by our competitors. We at Salisbury Bank know its true meaning - our employees understand that in order to help each and every customer they must understand each individual’s needs by asking questions and providing custom-designed solutions - one customer at a time. No matter what - we get it done!

At Salisbury Bank, we measure our own success by being passionate about our customers’ success. We develop relationships that add value to their personal lives and to their businesses. Our commitment is to inspire our customers to want to bank with us and nobody else. We understand that good banking comes from the heart of our people, so we educate and motivate our employees to be the best that they can be. We believe happy employees lead to happy customers which in turn translates to increased shareholder value and happy shareholders. We are the leading community bank in the tri-state area because we have been helping individuals, families and small businesses achieve their financial goals since 1848. We provide expert lending solutions for mortgage and commercial borrowers, as well as banking, trust and wealth management advisory services for individuals, families and businesses. Aristotle said “We are what we repeatedly do.” Excellence then, is not an act, but a habit at Salisbury Bank.

The challenges to community banking are significant and some institutions, lacking the resources to independently respond to these challenges are turning to consolidations as an alterative to independence. Salisbury Bank has the resources to leverage our efficiencies through prudent acquisitions or to benefit from the opportunities which arise from consolidations involving our competitors.

We are proud that despite the economic challenges of 2006, our lending team closed 1,135 loans in the amount of $86,435,633 during 2006. We ended the year with net loan footings increasing by 11.27% over the previous year.

Similarly, our Trust and Wealth Advisory Services division posted gross revenues just shy of $2 million. This is an increase of $409,189 or 26% over the previous record year.

The first four months of 2007 reflect continuing progress in our core business initiatives. Loan footings are exceeding budget expectations as is new business in our Trust and Wealth Advisory Services division.

In conclusion, while none of us can say with certainty what the future holds in store for us, I believe that our strengths and our strategic initiatives have positioned Salisbury Bank to take full advantage of emerging opportunities. We are confident of our ability to be the leading community bank in the tri-state area.